Exhibit 10.23
SECURITY AGREEMENT
This Agreement is made as of January 10, 2008 by and between First Interstate BancSystem, Inc., a Montana corporation (the “Debtor”), and Wells Fargo Bank, National Association, a national banking association, as administrative agent (in such capacity, the “Secured Party”) for the Lender Parties, as defined in the Credit Agreement described below.
Pursuant to a Credit Agreement (together with all amendments, modifications and restatements of such agreement, the “Credit Agreement”) of even date herewith among the Debtor, the Secured Party and various Lenders, as defined therein, the Lenders have agreed to make advances to the Debtor.
As a condition to making any advance under the Credit Agreement, the Lender Parties have required the execution and delivery of this Agreement by the Debtor.
ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:
1. Definitions.
     (a) Terms defined in Credit Agreement. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.
     (b) Other Definitions. The following terms have the meanings set forth below:
     “Collateral” means all right, title and interest of the Debtor in and to all Stock, including but not limited to all rights to payment from FIB on account of such Stock, whether such payments represent profits, capital gains, returns of contributed capital, or otherwise, and all other property (however characterized) distributed to the Debtor on account of the Stock, together with all substitutions and replacements therefor and proceeds thereof.
     “Security Interest” means the security interest granted hereunder.
     “Specified Shares” means the stock specifically identified in Exhibit B.
     “Stock” means any equity interest in FIB, whether now existing or hereafter arising, including but not limited to the Specified Shares, and including any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest in FIB.
     “UCC” means the Uniform Commercial Code as adopted in the State of Minnesota.
     “Voting Rights” means any and all voting rights related to or arising out of any Stock.

2. Security Interest.
The Debtor hereby grants the Secured Party a security interest in the Collateral to secure payment of the Obligations.
3. Representations, Warranties and Agreements.
The Debtor hereby represents, warrants and agrees as follows:
     (a) Title. The Debtor (i) has title to each item of Collateral in existence on the date hereof, including but not limited to the Specified Shares, free and clear of all Liens, except the Security Interest, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, title to each such item of Collateral free and clear of all Liens except the Security Interest, (iii) will keep all Collateral free and clear of all Liens other than the Security Interest, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.
     (b) Legal Name; Jurisdiction; Chief Executive Office; Organizational Identification Number. Exhibit A hereto sets forth the Debtor’s correct legal name, jurisdiction of organization, chief executive office, organizational identification number issued by the jurisdiction of organization, and federal employer identification number. The Debtor has only one state of incorporation or organization. The Debtor will not change its name, jurisdiction of organization or chief executive office without prior written notice to the Secured Party.
     (c) Capital. The Specified Shares are fully paid for and nonassessable, except to the extent that the Specified Shares may be subject to assessment under the FDIA or the Montana Bank Act, and no capital contribution is payable by the Debtor to FIB on a deferred payment basis as of the date hereof.
     (d) Action by FIB. Without the prior written consent of the Secured Party, the Debtor will not consent to or permit to occur (i) any amendment of FIB’s Organizational Documents, (ii) any issuance of Capital Stock by FIB, or (iii) any sale, encumbrance or other transfer by FIB of all or a substantial part of its assets (except to the extent that such sale, encumbrance or transfer is specifically permitted by the terms of the Credit Agreement).
     (e) Delivery of Stock Certificates, Other Evidence of Collateral. Concurrent with the execution hereof, the Debtor will deliver to the Secured Party all certificates evidencing the Pledged Shares, together with blank stock powers executed by the Debtor. The Debtor will (i) promptly (upon receipt) deliver to the Secured Party, in pledge as additional Collateral, all cash, securities, instruments, other equity interests or other proceeds or remuneration arising in connection with any dividend, equity interest split, recapitalization or reorganization in respect of or relating to the Collateral, other than cash dividends paid by FIB to the Debtor while no Default or Event of Default is outstanding, and (ii) duly endorse, in blank, each and every certificate or instrument, if any, evidencing or constituting the same by signing on said certificate or instrument or by signing a separate document of assignment or transfer, as required by the Secured Party. Prior to any of the foregoing deliveries, the Debtor shall hold all such certificates and instruments, if any, in trust for the benefit of the Secured Party.
     (f) Miscellaneous Covenants. The Debtor will:
(i)	Promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.

(ii)	Without limiting the effect of Section 3(e) above, if the Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, certificate, document or chattel paper constituting Collateral, duly endorsed or assigned to the Secured Party by the Debtor (prior to any of the foregoing deliveries, Debtor shall hold all such instruments, certificates, documents and chattel paper in trust for the benefit of the Secured Party);

(iii)	Pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

(iv)	Execute, deliver or endorse any and all assignments, security agreements, control agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement.

(v)	Not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

(vi)	Not amend or terminate any financing statement naming the Secured Party as secured party except upon written prior authorization of the Secured Party.
     (g) Secured Party’s Right to Take Action. If the Debtor at any time fails to perform or observe any agreement contained in Section 3(a)(iii), 3(a)(iv) or 3(f) or fails to make any endorsement required in Section 3(e), and if such failure continues for a period of ten calendar days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in Sections 3(a)(iv), 3(e) or 3(f)(iv), immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of Liens and the endorsement of instruments,); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and Section 5.
4. Financing Statements.
The Secured Party may (and the Debtor hereby authorizes the Secured Party to) execute and file such financing statements and other documents as the Secured Party may at any time deem appropriate to perfect the Security Interest. Without limiting the generality of the foregoing, the Debtor authorizes, ratifies and approves any financing statement filed by the Secured Party on or prior to the date of this Agreement.
5. Rights of Secured Party.
At any time and from time to time, after the occurrence and during the continuance of an Event of Default, the Secured Party may (i) notify FIB as issuer of the Stock to make payments and other distributions thereon directly to the Secured Party, (ii) receive all proceeds of the Stock to satisfy the Obligations, and (iii) hold any increase or profits received from the Stock as additional security for the Obligations, except that any money received from the Collateral may, at the Secured Party’s option, be applied in reduction of the Obligations in such order of application as the Secured Party may determine. The Debtor hereby irrevocably authorizes and directs FIB and the officers and managers thereof, following request by the Secured Party at any time, to remit any and all money, distributions and other property described in this paragraph directly to the Secured Party in the Secured Party’s name alone. To the extent that such remittances are made directly to the Secured Party, the remitting entity shall have no further liability to the Debtor for the same.
6. Remedies upon Event of Default.
Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (a) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least 10 calendar days prior to the date of intended disposition or other action; (b) exercise all Voting Rights; and (c) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property. The rights granted under this Section shall include the right to offer and sell any Stock or similar Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of any restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license (but only to the extent of the Debtor’s rights) to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.
7. Notices.
All notices and other communications hereunder shall be in writing and shall be delivered, and deemed delivered, in accordance with the Credit Agreement.
8. Requests for Accounting.
All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by an authorized person, (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Secured Party and (iv) shall otherwise comply with the requirements of Section 9-210 of the UCC. The Debtor requests that the Secured Party respond to all such requests which on their face appear to come from an authorized individual and releases the Secured Party from any liability for so responding. The Debtor shall pay the Secured Party the maximum amount allowed by law for responding to such requests.
9. Secured Party’s Obligations.
The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

10. Waiver; Cumulative Remedies.
This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.
11. Binding Effect.
This Agreement has been duly and validly authorized by all necessary action of the Debtor. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party.
12. Governing Law.
This Agreement shall be governed by the internal law of Minnesota.
13. Severability.
If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.
14. Survival.
All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.
15. Counterparts.
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
Signature pages follow

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ TERRILL R. MOORE
	Name:	Terrill R. Moore
	Title:	Executive Vice President and Chief Financial Officer

Signature page to Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent
By:	/s/ CYNTHIA M. SPAGNOLA
	Name:	Cynthia M. Spagnola
	Title:	Vice President

Signature page to Security Agreement

Exhibit A
Debtor Information

			Organizational	Federal Employer
	Jurisdiction of		Identification	Identification
Legal Name	Organization	Chief Executive Office	Number	Number
401 N. 31st Street
First Interstate BancSystem, Inc.	Montana	Suite 1800	D036089	81-0331430
Billings, MT 59101

A-1

Exhibit B
Specified Shares
500,000 shares of common stock of First Interstate Bank, a Montana state bank, evidenced by certificate No. 6.

B-1